Exhibit 10.19

IPO UNIT AGREEMENT

Highbury Financial Inc. c/o Berkshire Capital Securities LLC 999 Eighteenth Street, Suite 3000 Denver, CO 10022

Gentlemen:

Each of the stockholders of Highbury Financial Inc. (the “Company”), in order to facilitate an initial public offering of the securities of the Company (the “IPO”), hereby individually agrees with respect to himself or itself as follows:

A.
Voting of Shares. As used herein, Business Combination shall mean an acquisition or the acquisition of control of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, of one or more businesses in the financial services industry selected by the Company (a “Business Combination”). If the Company solicits approval of its stockholders of a Business Combination, such stockholder will vote the number of shares of the Company’s common stock included in the units purchased by such stockholder in the IPO (the “IPO units”) in favor of the Business Combination and therefore waives any conversion rights with respect to such shares.

B.
Lock-Up Agreement. Such stockholder will not, without the prior written consent of the Company, ThinkEquity Partners LLC and EarlyBirdCapital, Inc., (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any IPO units and the shares and warrants comprising the IPO units, or any securities convertible into or exercisable or exchangeable for shares, or warrants or other rights to purchase shares or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of IPO units or any securities convertible into or exercisable or exchangeable for shares, or warrants or other rights to purchase shares or any such securities, whether any such transaction is to be settled by delivery of shares or such other securities, whether any such transaction is to be settled by delivery of shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) until after the consummation of a Business Combination.

C.
Waiver of Liquidation Distributions. Such stockholder hereby waives all right, title, interest or claim of any kind in or to any liquidating distributions by the Company relating to the shares included in his or its IPO units in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ___ day of December, 2005.

Highbury Financial Inc.

By: Richard S. Foote
President and Chief Executive Officer

Purchasers

Richard S. Foote

R. Bruce Cameron

R. Bradley Forth

The Hillary Appel Trust

By:
Name
Title:

The Catey Lauren Appel Trust

By:
Name
Title:

Broad Hollow LLC

By:
Name
Title:

[Signature Page to IPO Unit Agreement]